Service Agreement

CANYON GOLD CORP. (CGCC) herewith engages the Services of Merrill W. Moses (Moses) as President, Director and CEO of the Board of Directors as well as acting Secretary and CFO.

Moses shall be paid as follows:

a) To receive 350,000 Shares of CGCC, restricted 144 as a signing bonus, and starting on May 01, 2016.

b) To receive compensation for services provided in the amount of $7,500.00 monthly.

c) Moses shall submit quarterly invoicing to be approved by the Board.

The above fee given in b) may be paid in either cash or if no cash is available, shall accrue as payable to Moses on the books of the company, payable in the common stock of the CGCC as agreed from time to time, provided that the common stock of the company shall be issued to Moses within 30 days from completion of a one year service and or within 30 days from termination of the service by Studdert to CGCC.

The value of any stock to be issued shall be calculated based on a 30 prior trading average value at the time of issuance minus a 30% discount.

No Interest consideration on any accrued payable.

Agree to and signed this 25th day of April, 2016.

CANYON GOLD CORP.

[signature]

Stephen M. Studdert, Pres. and CEO

Accepted:

[signature]

Merrill W. Moses